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                                                                     Exhibit 11

                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (in thousands, except share and per share amounts)

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
                                                                            Three months ended
                                                                                 March 31,
                                                                        ----------------------------
                                                                           1995             1994
                                                                        -----------      -----------
PRIMARY EARNINGS PER SHARE
Earnings
 Net income                                                             $     2,482      $     2,848
 Deduct dividends on preferred shares                                         1,869            1,869
                                                                        -----------      -----------
 Net income applicable to common stock                                  $       613      $       979
                                                                        -----------      -----------
                                                                        -----------      -----------

Shares
 Weighted average number of common shares outstanding                    80,946,628       80,326,139
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from exercise
  of such options                                                           498,481          517,930
 Assuming conversion of 6% convertible debentures                         4,848,485        4,848,485
                                                                        -----------      -----------
 Weighted average number of common shares outstanding,
  as adjusted                                                            86,293,594       85,692,554
                                                                        -----------      -----------
                                                                        -----------      -----------
 Primary earnings per common share                                      $       .01      $       .01
                                                                        -----------      -----------
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FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
 Net income                                                             $     2,482      $     2,848
                                                                        -----------      -----------
                                                                        -----------      -----------
Shares
 Weighted average number of common shares outstanding                    80,946,628       80,326,139
 Assuming conversion of 6% convertible debentures                         4,848,485        4,848,485
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from
  exercise of such options                                                  543,759          550,551
 Assuming conversion of preferred stock                                  10,952,600       10,952,600
                                                                        -----------      -----------
 Weighted average number of common shares
  outstanding, as adjusted                                               97,291,472       96,677,775
                                                                        -----------      -----------
                                                                        -----------      -----------

Net income per common share assuming full dilution                      $       .03      $       .03
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
(1) These calculations are submitted in accordance with Regulation S-K Item
601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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